Exhibit 21.1

Subsidiaries of the Company

Zayo Group Holdings, Inc. is publicly held and has no parent.

Name of SubsidiaryState of Incorporation or Organization

Zayo Group, LLCDelaware

Zayo Professional Services, LLCDelaware

Zayo Capital, Inc.Delaware

AboveNet Communications, LLCDelaware

Latisys- Chicago Holdings Corp.Delaware

Latisys- Chicago, LLCDelaware

Latisys Holdings Corp.Delaware

Latisys Corp.Delaware

Latisys-Denver, LLCDelaware

Latisys-irvine, LLCDelaware

Latisys-Irvine Properties, LLCDelaware

Latisys- Ashburn Holdings Corp.Delaware

Latisys- Ashburn, LLCDelaware

Latisys SPV, Inc.California

Clearview International, LLCTexas

CVMS Waco Data Partners, LLCTexas

Zayo Canada Inc.Canada

Allstream Business Inc. Canada

Allstream Voice Inc.Canada

Zayo Group International Ltd.United Kingdom

Ego Holdings LimitedUnited Kingdom

Ego Midco LimitedUnited Kingdom

Ego Acquisitions LimitedUnited Kingdom

Geo Networks LimitedUnited Kingdom

FibreSpeed LimitedUnited Kingdom

Geo Metro LimitedUnited Kingdom.

Zayo Group UK LimitedUnited Kingdom

Zayo Group EU LimitedUnited Kingdom

Zayo Infrastructure (UK) LimitedUnited Kingdom

Zayo (UK) LimitedUnited Kingdom

Zayo Infrastructure France SA*France

Zayo Enterprise France SASFrance

Neo Telecom Group SASFrance

Zayo France SASFrance

Intexan SARLFrance

Neocenter Est SARL*France

Resoptic SAS*France

Neocenter Ouest SAS*France

NeoClyde SAS*France

Serenisys SARL*France

Zayo Infrastructure Europe Limited Ireland

Zayo Infrastructure Ireland LimitedIreland

Emerald Bridge Fibre Limited*Ireland

Zayo Infrastructure Deutschland GmbHGermany

Zayo Deutschland GmbHGermany

Zayo Infrastructure Nederland B.V.Netherlands

Zayo Nederland B.V.Netherlands

Zayo Infrastructure Belgium NVBelgium

Zayo Infrastructure Switzerland AGSwitzerland

MFN Japan KKJapan

upstreamNet Communications GmbH* Austria

*Indicates a company that is not wholly owned directly or indirectly by Zayo Group Holdings, Inc.